Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporate by reference in Registration Statement No. 333-175385 on Form S-8 of our report dated January 26, 2012, relating to the financial statements of Lexaria Corp. appearing in this Annual Report on Form 10-K of Lexaria Corp. for the year ended October 31, 2011.

Vancouver, Canada	Chartered Accountants
January 31, 2012